UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM C
UNDER THE SECURITIES ACT OF 1933

(Mark one.)

☒   Form C: Offering Statement
☐   Form C-U: Progress Update
☐    Form C: Amendment to Offering Statement
☐    Check box if Amendment is material and investors must reconfirm within five business days.
☐    Form C-AR: Annual Report
☐    Form C-AR/A: Amendment to Annual Report
☐    Form C-TR: Termination of Reporting

Name of issuer

SLICK TECHNOLOGIES, CORP.
Legal status of issuer Form

Corporation

Jurisdiction of Incorporation/Organization
Delaware

Date of organization
8/31/2015

Physical address of issuer
1663 El Dorado Ave Santa Cruz, CA 95062

Website of issuer
https://www.slick.video

Name of intermediary through which the offering will be conducted
DREAMFUNDED MARKETPLACE, LLC

CIK number of intermediary
0001670761

SEC file number of intermediary
007-00037

CRD number, if applicable, of intermediary
6639970

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering
5 % of the amount raised

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest
2% of the Securities issued in this offering

Type of security offered
CROWD SAFE

Target number of securities to be offered
10,000

Price (or method for determining price)
$1.00

Target offering amount
$10,000

Oversubscriptions accepted:
☒    Yes
 ☐     No

Oversubscriptions will be allocated:
☐    Pro-rata basis
☐     First-come, first-served basis
☒   Other: At issuer's discretion

Maximum offering amount (if different from target offering amount)
$100,000

Deadline to reach the target offering amount
06/30/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

FINANCIAL SUMMARY

	Fiscal Year Ended December 31, 2016	Prior fiscal year-end
Total Assets	$143,182.63	$0.00
Cash & Cash Equivalents	$97,232.53	$0.00
Accounts Receivable	$0.00	$0.00
Short-term Debt	$538,132.98	$0.00
Long-term Debt	$47,666.67	$0.00
Revenues/Sales	$0.00	$0.00
Cost of Goods Sold	$0.00	$0.00
Taxes Paid	$0.00	$0.00
Accumulated Deficit	$ -111,721.07	$0.00

Current number of employees
4

The jurisdictions in which the issuer intends to offer the securities:
Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District Of Columbia, Florida, Georgia, Guam, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virgin Islands, U.S., Virginia, Washington, West Virginia, Wisconsin, Wyoming, American Samoa, and Northern Mariana Islands

January 30, 2017

FORM C

Up to $100,000 (if oversubscribed)

SLICK TECHNOLOGIES, CORP.

CROWD SAFE
(Simple Agreement for Future Equity)

This Form C (including the cover page and all exhibits attached hereto, the "Form C ") is being furnished by SLICK TECHNOLOGIES, CORP., a Delaware Corporation (the "Company," as well as references to "we," "us," or "our"), to prospective investors for the sole purpose of providing certain information about a potential investment in the CROWD SAFEs of the Company (the "Securities").  Purchasers of Securities are sometimes referred to herein as "Purchasers." The Company intends to raise at least $10,000 and up to $100,000 from Purchasers in the offering of Securities described in this Form C (this "Offering"). The minimum amount of securities that can be purchased is $100 per Purchaser (which may be waived by the Company, in its sole and absolute discretion). The offer made hereby is subject to modification, prior sale and withdrawal at any time.

The rights and obligations of the holders of Securities of the Company are set forth below in the section entitled "The Offering and the Securities--The Securities". In order to purchase Securities, a prospective investor must complete and execute a Subscription Agreement.

Purchases or "Subscriptions" may be accepted or rejected by the Company, in its sole and absolute discretion. The Company has the right to cancel or rescind its offer to sell the Securities at any time and for any reason.

The Offering is being made through DREAMFUNDED MARKETPLACE, LLC as (the "Intermediary").
	Price to Purchasers	Service Fees and Commissions (1)(2)	Net Proceeds
Minimum Individual Purchase Amount	$100	$5	$ 95
Aggregate Minimum Offering Amount	$10,000	$500	$ 9,500
Aggregate Maximum Offering Amount	$100,000	$ 5,000	$ 95,000

(1) This excludes fees to Company's advisors, such as attorneys and accountants.
(2) DREAMFUNDED MARKETPLACE, LLC will receive 5% of the total proceeds received and 2% of the Securities issued in this offering.

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, neither the U.S. Securities and Exchange

Commission nor any state securities authority has not made an independent determination that these securities are exempt from registration. An issuer filing this Form C for an offering in reliance on Section 4(a)(6) of the Securities Act and pursuant to Regulation CF (§ 227.100 et seq.) must file a report with the Commission annually and post the report on its website, no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in this offering by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C is January 30, 2017
.

THERE ARE SIGNIFICANT RISKS AND UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY-TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C ENTITLED "RISK FACTORS."

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS.

THIS FORM C DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT PERMITTED.

PRIOR TO CONSUMMATION OF THE PURCHASE AND SALE OF ANY SECURITY THE COMPANY WILL AFFORD PROSPECTIVE INVESTORS AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY AND ITS MANAGEMENT CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND THE COMPANY. NO SOURCE OTHER THAN THE INTERMEDIARY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS FORM C, AND IF GIVEN OR MADE BY ANY OTHER SUCH PERSON OR ENTITY, SUCH INFORMATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE INVESTOR'S PARTICULAR FINANCIAL SITUATION.  EACH INVESTOR SHOULD CONSULT HIS OR HER OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY PURCHASER EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH AY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR THEIR CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form C and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements  may  include  words  such  as  "anticipate,"  "estimate,"  "expect,"  "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements.

Any forward-looking statement made by the Company in this Form C or any documents incorporated by reference herein or therein speaks only as of the date of this Form C. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table of Contents

NASAA UNIFORM LEGEND		7
SPECIAL NOTICE TO FOREIGN INVESTORS		7
ONGOING REPORTING		9
I.	SUMMARY	10
II.	RISK FACTORS	12
III.	BUSINESS	28
IV.	USE OF PROCEEDS	31
V.	DIRECTORS, OFFICERS AND EMPLOYEES	32
VI.	FINANCIAL INFORMATION	37
VII.	THE OFFERING AND THE SECURITIES	38
VIII.	TAX MATTERS	44
IX.	TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST	44
X.	OTHER INFORMATION	44
SIGNATURE		45
EXHIBITS

ONGOING REPORTING

The Company will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than June 30, 2018. Once posted, the annual report may be found on the Company's website at: https://www.slick.video.  The Company must continue to comply with the ongoing reporting requirements until: the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act; the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000; the Company has filed at least three annual reports pursuant to Regulation CF; the Company or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or the Company liquidates or dissolves its business in accordance with state law.

About this Form C

You should rely only on the information contained in this Form C. We have not authorized anyone to provide you with information different from that contained in this Form C. We are offering to sell, and seeking offers to buy the Securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form C is accurate only as of the date of this Form C, regardless of the time of delivery of this Form C or of any sale of Securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective Purchaser prior to the consummation of the sale of the Securities.

This Form C does not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C. The Company does not expect to update or otherwise revise this Form C or other materials supplied herewith. The delivery of this Form C at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form C. This Form C is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

I.	SUMMARY

The following summary is qualified in its entirety by more detailed information that may appear elsewhere in this Form C and the Exhibits hereto. Each prospective Purchaser is urged to read this Form C and the Exhibits hereto in their entirety.

SLICK TECHNOLOGIES, CORP. (the "Company") is a Delaware Corporation, organized on 8/31/2015 for the purpose of developing, marketing and promoting its business and its primary products, which include Slick stabilizer - A Motorized Camera Gimbal compatible GoPro that is also waterproof. The Company is located at 1663 El Dorado Ave Santa Cruz, CA 95062 and the Company's website is https://www.slick.video.  The information available on or through our website is not a part of this Form C. In making an investment decision with respect to our securities, you should only consider the information contained in this Form C.

A. The Business

SLICK TECHNOLOGIES, CORP. is a Delaware Corporation that created the Slick. Slick is an innovative camera stabilizer, compatible with GoPro, that lets you capture smooth videos hands-free. Using standard GoPro mounts, you can attach Slick to any of your favorite accessories -- like a helmet, a pole, a dog, a chest mount, a drone or a surf board! The Company had a successful campaign on IndieGogo, raising $458,081 in the process.

A.	The Offering

Minimum amount of CROWD SAFE (Simple Agreement for Future Equity) being offered	CROWD SAFEs in the amount of 10,000
Total CROWD SAFE (Simple Agreement for Future Equity) outstanding after offering (if minimum amount reached)	10,200
Maximum amount CROWD SAFE (Simple Agreement for Future Equity)	CROWD SAFE in the amount of 100,000
Total CROWD SAFE (Simple Agreement for Future Equity) outstanding after offering (if maximum amount reached)	102,000
Purchase price per Security	$1.00
Minimum investment amount per investor	$100
Discount	20%
Percentage ownership of the company by holders of the CROWD SAFE (assuming future equity issuance)	TBD
Offering deadline	06/30/2017
Use of proceeds	See Use of Proceeds Section
Voting Rights	Holders of CROWD SAFEs will not have voting rights

The CROWD SAFEs (Simple Agreement for Future Equity).  We are offering securities in the form of a Simple Agreement for Future Equity ("CROWD SAFE"), which provides investors the right to units of equity in the Company ("Units"), when and if the Company sponsors an equity offering that involves Units, on the standard terms offered to other investors.

Conversion to Equity.  Based on our CROWD SAFEs, when we engage in an offering of equity interests involving Units, Investors will receive a number of Units calculated using the method that results in the greater number of Units:

(i)	The total value of the Investor's investment, divided by the price of Units issued to new investors, or
(ii)
if the valuation for the company is more than $10 million (the "Valuation Cap"), the amount invested by the investor divided by the quotient of (a) the Valuation Cap ($10 million) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all units outstanding at the time, not including any CROWD SAFEs or convertible notes, plus any units reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.
Investors who receive Units subject to the Valuation Cap will also receive dividend rights.

Liquidity Events.  If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to investors in the CROWD SAFEs receiving Units, Investors will receive, at their option, either.
(i)	Cash in the amount of their investment or
(ii)
Units equal to the amount invested by the Investor in the CROWD SAFES divided by the quotient of (a) Valuation Cap ($10 million) divided by (b) the number of outstanding Units, but excluding any units reserved and available for future grant under any equity incentive or grant, CROWD SAFEs and or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and CROWD SAFE Investors who choose option (i), funds will be distributed first to holders of Units and then holders of the CROWD SAFEs on a pro-rata basis.  Any remaining amounts will be paid in units.  In this scenario, the amounts payable to CROWD SAFE investors may be reduced under certain circumstances, such that Investors may not recoup part of all of their investment from the Company.

Termination of the Company.  If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving Units, the Company will pay first the other holders of existing Units, based on the terms of the Company's organization documents, and then the holders of the CROWD SAFEs.  If there are not sufficient Company assets to pay holders of the CROWD SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis.  In this case, Investors may not recoup part of all of their investment from the Company.
Repurchases.  The CROWD SAFEs may be repurchased for their fair market value at any time.  Fair value will be determined by an independent appraiser chosen by the Company.  If, within three months after a repurchase, the Company offers equity that includes Units, and the value received by Investor was less than the value of the units they would have received in the equity offering, the Company will pay investors the difference.

II.	RISK FACTORS

A.	Risks Related to the Company's Business and Industry

To date, we have not generated revenue, do not foresee generating any revenue in the near future and therefore rely on external financing.

We are a startup company and our business model currently focuses on the development of our products and technology. While we intend to generate revenue in the future through the sale of our products, we cannot assure you when or if we will be able to do so.

We rely on external financing to fund our operations. We anticipate, based on our current proposed plans and assumptions relating to our operations (including the timetable of, and costs associated with, new product development) that, if the Minimum Amount is raised in this Offering, it will be sufficient to satisfy a portion of our contemplated cash requirements, but will delay our roll out and may require us to seek additional financing, assuming that we do not accelerate the development of other opportunities available to us, engage in an extraordinary transaction or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

We expect capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure, commercial operations, development activities and establish offices.

Our future funding requirements will depend on many factors, including but not limited to the following:

*	The cost of expanding our operations;
*	The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;
*	The rate of progress and cost of development activities;
*	The need to respond to technological changes and increased competition;
*	The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
*	The cost and delays in product development and manufacturing;
*	Sales and marketing efforts to bring our products to market;
*	Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and
*	Lack of demand for and market acceptance of our products and technologies.

We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing additional debt securities, such debt instruments may provide for rights, preferences or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research development and commercialization activities. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition.

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were formed under the laws of Delaware on 8/31/2015. Accordingly, we have no history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that our operating expenses will increase for the near future. There can be no assurances that we will ever operate profitably. You should consider the Company's business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of an approved product and revenues from sales, as well as the inherent business risks associated with our company and present and future market conditions. Our business currently does not generate any sales and future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

Our management team has limited experience in the hardware industry and has not managed a business with similar risks and challenges specific to our business.

Members of our management team may make decisions detrimental to our business and/or be unable to successfully manage our operations. The ineffective management of our business will have a negative effect on our results of operations.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

The development and commercialization of our product is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include many other major companies. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products and services and thus may be better equipped than us to develop and commercialize products and services. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would   adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

We plan to implement new lines of business or offer new products and services within existing lines of business.

There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients, or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

Quality management plays an essential role in determining and meeting customer requirements, preventing defects, improving the Company's products and services and maintaining the integrity of the data that supports the safety and efficacy of our products.

Our future success depends on our ability to maintain and continuously improve our quality management program. An inability to address a quality or safety issue in an effective and timely manner may also cause negative publicity, a loss of customer confidence in us or our current or future products, which may result in the loss of sales and difficulty in successfully launching new products. In addition, a successful claim brought against us in excess of available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of the products can lead to injury or other adverse events.

These events could lead to recalls or safety alerts relating to our products (either voluntary or required by governmental authorities) and could result, in certain cases, in the removal of a product from the market. Any recall could result in significant costs as well as negative publicity that could reduce demand for our products. Personal injuries relating to the use of our products can also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals. Similarly, negligence in performing our services can lead to injury or other adverse events.

Through our operations, we collect and store certain personal information that our customers provide to purchase products or services, register on our web site, or otherwise communicate and interact with us.

We may share information about such persons with vendors that assist with certain aspects of our business. Security could be compromised and confidential customer or business information misappropriated. Loss of customer or business information could disrupt our operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

The amount of capital the Company is attempting to raise in the Offering is not enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment.

The Company's success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, the Company is dependent on Thomas Agaraté and Lancelot Gelas who are Co-Founders and CEO and CTO the Company, respectively. The Company has or intends to enter into employment agreements with Thomas Agaraté and Lancelot Gelas although there can be no assurance that it will do so or that they will continue to be employed by the Company for a particular period of time. The loss of Thomas Agaraté and Lancelot Gelas and other key employees or consultants or any member of the board of directors or executive officer could harm the Company's business, financial condition, cash flow and results of operations.

The proceeds from the Offering are necessary to the Company's operations.

Without the proceeds of the Offering, the Company will not be able to sustain its operations. The Company does not have adequate alternative sources of capital and therefore, is entirely dependent on this Offering. If the Company has misjudged the amount of capital it needs or needs additional capital in the future, it may not be able to obtain such capital and would not be able to continue operations. This provides the Company with very little financial flexibility to adapt to the market and industry in which it operates. This lack of capital and flexibility could harm the Company and cause a Purchaser to lose all or a portion of his or her investment.

We have not prepared any audited financial statements.

Investors have no audited financial information regarding the Company's capitalization or assets or liabilities on which to make an investment decision. If you feel the information provided in this Offering is insufficient to make a sound and informed investment, you should not invest in the Company.

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and consumer promotions, and product innovation. Increasing attention on marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brands. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers' confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not establish, maintain, extend and expand our brand image, then our product sales, financial condition and results of operations could be adversely affected

The Company's products may be generated by third-party vendors over which the Company has little control; product quality concerns could negatively affect the Company's business.

The Company's success depends in large part on sales of e-commerce products. While the Company intends to implement rigorous standards in selecting vendors and enforcing product quality standards, if products taken to market are of poor quality, the Company's product sales and reputation will suffer.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer preferences for our products change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. In addition, because of our varied customer base, we must offer an array of products that satisfy the broad spectrum of consumer preferences. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations.

In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

Evolving tax, environmental, and safety or other regulations or failure to comply with existing licensing, labeling, trade, and other regulations and laws could have a material adverse effect on our consolidated financial condition.

Our activities or products, both in and outside of the United States, are subject to regulation by various federal, state, provincial and local laws, regulations and government agencies, including the U.S. Federal Communications Division ("FCC"), U.S. Federal Trade Commission, and the U.S. Departments of Commerce and Labor, as well as similar and other authorities outside of the United States, International Accords and Treaties and others, including voluntary regulation by other bodies. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of a variety of factors, including political, economic or social events. We are also regulated with respect to matters such as licensing requirements, trade and pricing practices, tax, anti-corruption standards, advertising and claims, and environmental matters. The need to comply with new, evolving or revised tax, environmental, labeling or other laws or regulations, or new, or changed interpretations or enforcement of existing laws or regulations, may have an adverse effect on our business and results of operations. Further, if we are found to be out of compliance with applicable laws and regulations in these areas, we could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have an adverse effect on our business. Even if regulatory review does not result in these types of determinations, it could potentially create negative publicity or perceptions which could harm our business or reputation.

Changes in government regulation could adversely impact our business.

The media, television, internet and entertainment industries are subject to extensive legislation and regulation at the federal and local levels and, in some instances, at the state level. Many aspects of such regulation are currently the subject of judicial and administrative proceedings, legislative and administrative proposals, and lobbying efforts by us and our competitors. Legislation under consideration could entirely rewrite our principal regulatory statute, and the FCC and/or Congress may attempt to change the classification of or change the way that our platform and e-commerce products are regulated and/or change the framework under which broadcast signals are carried, remove the copyright compulsory license and changing rights and obligations of our competitors. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

New technologies may make our products and services obsolete or unneeded.

New and emerging technological advances, may adversely impact or eliminate the demand for our products and services. This may make individuals less likely to purchase our services. Our success can depend on new product development. The industry is ever-changing as new technologies are introduced. Advances in technology, could lower cost barriers for our competitors desiring to enter into, or expand their presence in, this market. Increased competition may adversely affect our business and results of operations.

We rely on various intellectual property rights, including patents in order to operate our business.

We rely on the protection of patent, trademark, copyright and other intellectual property protection rights.  Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management\'s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party\'s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management\'s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on Thomas Agaraté and Lancelot Gelas in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if Thomas Agaraté and Lancelot Gelas die or become disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non- income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes- Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

Technology companies, including many of the Company's competitors, frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, the Company may have to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non- infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company's operating expenses.

Regardless of the merit of particular claims, litigation may be expensive, time-consuming, disruptive to the Company's operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company's consolidated financial statements for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. We have applied for a provisional patent to protect certain aspects of our technology and plan to apply for additional patents. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third- party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

If we fail to maintain or expand our relationships with our partners, we may not have adequate access to new or key technology necessary for our products, which may impair our ability to deliver leading-edge products.

In addition to the technologies we develop, our suppliers develop product innovations at our direction that are requested by our customers. Further, we rely on our partners to provide us with leading-edge components that conform to required specifications or contractual arrangements on time and in accordance with a product roadmap. If we are not able to maintain or expand our relationships with our suppliers or continue to leverage their research and development capabilities to develop new technologies desired by our customers, our ability to deliver leading-edge products in a timely manner may be impaired and we could be required to incur additional research and development expenses. Also, disruption in our supply chain or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products, components and services. Similarly, suppliers have operating risks that could impact our business. These risks could create product time delays, inventory and invoicing problems, staging delays, and other operational difficulties.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

Our failure to deliver high quality products could damage our reputation and diminish demand for our products, and subject us to liability.

Our customers require our products to perform at a high level, contain valuable features and be extremely reliable. The design of our solutions is sophisticated and complex, and the process for designing and testing our solutions is challenging. Occasionally, our designs may fail to deliver products of the quality that our customers require. For example, a third-party vendor may provide us with a defective component that failed under certain heavy use applications. As a result, our product would need to be redesigned. The vendor may agree to pay for the costs of the repairs, but we may incur costs in connection with the diverted resources from other projects. New flaws or limitations in our products may be detected in the future. Part of our strategy is to bring new products to market quickly, and first-generation products may have a higher likelihood of containing undetected flaws. If our customers discover defects or other performance problems with our products, our customers' businesses, and our reputation, may be damaged. Customers may elect to delay or withhold payment for defective or underperforming products, request remedial action, terminate contracts for untimely delivery, or elect not to order additional products. If we do not properly address customer concerns about our products, our reputation and relationships with our customers may be harmed. In addition, we may be subject to product liability claims for a defective product. Any of the foregoing could have an adverse effect on our business and results of operations.

Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.

Both cyclical and seasonal fluctuations in internet usage and traditional retail seasonality may affect our business. Internet usage generally slows during the summer months, and queries typically increase significantly in the fourth quarter of each year. These seasonal trends may cause fluctuations in our quarterly results, including fluctuations in revenues.

The products we sell are advanced, and we need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh and expand our product and service offerings to include newer features, functionality or solutions, and keep pace with price-to-performance gains in the industry. Shortened product life cycles due to customer demands and competitive pressures impact the pace at which we must introduce and implement new technology. This requires a high level of innovation by both our software developers and the suppliers of the third-party software components included in our systems. In addition, bringing new solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate customer needs and technology trends. We must continue to respond to market demands, develop leading technologies and maintain leadership in analytic data solutions performance and scalability, or our business operations may be adversely affected.

We must also anticipate and respond to customer demands regarding the compatibility of our current and prior offerings. These demands could hinder the pace of introducing and implementing new technology. Our future results may be affected if our products cannot effectively interface and perform well with software products of other companies and with our customers' existing IT infrastructures, or if we are unsuccessful in our efforts to enter into agreements allowing integration of third-party technology with our database and software platforms. Our efforts to develop the interoperability of our products may require significant investments of capital and employee resources. In addition, many of our principal products are used with products offered by third parties and, in the future, some vendors of non-Company products may become less willing to provide us with access to their products, technical information and marketing and sales support. As a result of these and other factors, our ability to introduce new or improved solutions could be adversely impacted and our business would be negatively affected.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

If we do not respond to technological changes or upgrade our technology systems, our growth prospects and results of operations could be adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our technology infrastructure. As a result, we will need to continue to improve and expand our hosting and network infrastructure and related software capabilities. These improvements may require greater  levels  of  spending  than  we  have  experienced  in  the  past.  Without such improvements, our operations might suffer from unanticipated system disruptions, slow application performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. Furthermore, in order to continue to attract and retain new customers, we are likely to incur expenses in connection with continuously updating and improving our user interface and experience. We may face significant delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve.

We currently obtain components from single or limited sources, and are subject to significant supply and pricing risks.

Many components, including those that are available from multiple sources, are at times subject to industry-wide shortages and significant commodity pricing fluctuations. While the Company has entered into agreements for the supply of many components, there can be no assurance that we will be able to extend or renew these agreements on similar terms, or at all. A number of suppliers of components may suffer from poor financial conditions, which can lead to business failure for the supplier or consolidation within a particular industry, further limiting our ability to obtain sufficient quantities of components. The follow-on effects from global economic conditions on our suppliers, also could affect our ability to obtain components. Therefore, we remain subject to significant risks of supply shortages and price increases.

Our products often utilize custom components available from only one source. Continued availability of these components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.

The Company will depend on the performance of distributors, retailers and other resellers.

The Company distributes its products through wholesalers, national and regional retailers, and value-added resellers, many of whom distribute products from competing manufacturers.  These include "big box" wholesalers and retailers whom have relationships with other more established and better capitalized manufacturers and distributors, who may be able to provide incentives or quantity discounts to such wholesalers and distributors.

B.	Risks Related to the Securities

The CROWD SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date. Although the CROWD SAFE (Simple Agreement for Future Equity) may be tradeable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the CROWD SAFE (Simple Agreement for Future Equity). Because the CROWD SAFE (Simple Agreement for Future Equity) have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the CROWD SAFE (Simple Agreement for Future Equity) have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the CROWD SAFE (Simple Agreement for Future Equity) may also adversely affect the price that you might be able to obtain for the CROWD SAFE (Simple Agreement for Future Equity) in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

A majority of the Company is owned by a small number of owners.

Prior to the offering the Company's current owners of 20 % or more beneficially own up to 100% of the Company. Subject to any fiduciary duties owed to our other owners or investors under Delaware law, these owners may be able to exercise significant influence over matters requiring owner approval, including the election of directors or managers and approval of significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

Your ownership of equity will be subject to dilution.

Purchasers do not have preemptive rights. If the Company conducts subsequent offerings of or securities convertible into, issues shares pursuant to a compensation or distribution reinvestment plan or otherwise issues additional shares, investors who purchase shares in this offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of the Company's outstanding shares. Furthermore, shareholders may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this offering) and the value of the Company's assets at the time of issuance.

The Securities will be equity interests in the Company and will not constitute indebtedness.

The Securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company's board of directors deems relevant at the time. In addition, the terms of the Securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Securities.

There can be no assurance that we will ever provide liquidity to Purchasers through either a sale of the Company or a registration of the Securities.

There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for Purchasers. Furthermore, we may be unable to register the Securities for resale by Purchasers for legal, commercial, regulatory, market-related or other reasons. In the event that we are unable to effect a registration, Purchasers could be unable to sell their Securities unless an exemption from registration is available.

The Company does not anticipate paying any cash dividends for the foreseeable future.

The Company currently intends to retain future earnings, if any, for the foreseeable future, to repay indebtedness and to support its business. The Company does not intend in the foreseeable future to pay any dividends to holders of its shares of common stock.  In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us.

Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

III.	BUSINESS

A.	Description of the Business

SLICK TECHNOLOGIES, CORP. is a Delaware Corporation. The Company's products consist of Slick is an innovative camera stabilizer, compatible with GoPro, that lets you capture smooth videos hands-free. Using standard GoPro mounts, you can attach Slick to any of your favorite accessories -- like a helmet, a pole, a dog, a chest mount, a drone or a surf board!

B.	Business Plan

See Exhibit B

C.	History of the Business

The Company was incorporated as a Delaware Corporation by Thomas Agaraté and Lancelot Gelas in 8/31/2015 for the initial purpose of developing, marketing and selling its innovative camera stabilizer.

D.	The Company's Products and/or Services

Product / Service	Description	Current Market
Slick
SLICK uses motors and sensors: each of the camera's motorized three axes is driven by a micro-controller, so that the camera stays perfectly level regardless of the kind of terrain you're moving on.

SLICK is compact and very simple to use:

1) Attach your GoPro camera to SLICK

2) Attach SLICK into your favorite GoPro mount -- they are all compatible

3) Switch it on and kick off the action!
Active people, outdoor enthusiasts

E.	Competition

The markets for the Company's products and services are highly competitive and the Company is confronted by aggressive competition in all areas of its business.  These markets are characterized by frequent product introductions and rapid technological advances. The Company's competitors may aggressively cut prices or lower their product margins to gain or maintain market share. Principal competitive factors important to the Company include price, product features, relative price/performance, product quality and reliability, design innovation, a strong third-party software and accessories ecosystem, marketing and distribution capability, service and support and corporate reputation.

F.	Supply Chain and Customer Base

Although most components essential to the Company's business are generally available from multiple sources, a number of components are currently obtained from single or limited sources, many of which are outside of the United States. In addition, the Company competes for various components with other participants in the market. Therefore, many components used by the Company, including those that are available from multiple sources, are at times subject to industry-wide shortage and significant pricing fluctuations that could materially adversely affect the Company's financial condition and operating results.

Initially, we will focus on marketing to active people, outdoor and extreme sports enthusiasts.

G.	Intellectual Property and Research and Development

Patents

Application or Registration #	Title	File Date	Grant Date	Country
15209276	MOTORIZED GIMBAL FOR VISUAL STABILIZATION	Jul 13, 2016	Pending	USA
62361903	MOTORIZED GIMBAL APPLICATIONS	Jul 13, 2016	Pending	USA

Trademarks

Trademark	Serial Number	Grant Date	Country
SLICK	87066682	Pending	USA

Continued innovation is very important to our success. We spent approximately $350,000 in R&D in the last two years.

H.	Real Property

The Company owns or leases the following properties:

NONE

I.	Governmental/Regulatory Approval and Compliance

Our products and services are not subject to federal, state and local laws and regulations.

J.	Litigation

NONE

K.	Other

The Company's principal address is 1663 El Dorado Ave Santa Cruz, CA 95062.
The Company's telephone number is 415-465-2273
Because this Form C focuses primarily on information concerning the Company rather than the industry in which the Company operates, potential Purchasers may wish to conduct their own separate investigation of the Company's industry to obtain greater insight in assessing the Company's prospects.

IV.  USE OF PROCEEDS

The following table lists the use of proceeds of the Offering if the Minimum Amount and Maximum Amount are raised.

Minimum Amount:
Marketing

$50,000:
Manufacturing, new hiring and marketing

$100,000:
Business development, product development, manufacturing

*Manufacturing expenses includes product development and the cost of manufacturing the product.

The Company does have discretion to alter the use of proceeds as set forth above. The Company may alter the use of proceeds under the following circumstances: The Company make change the use of proceeds depending on actual costs of products and costs of marketing campaigns.

IV.	DIRECTORS, OFFICERS AND EMPLOYEES

A.	Directors and Officers
The directors or managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

DIRECTORS

Director	Title/Position	Date Started
Thomas Agaraté	President	Since Inception
Lancelot Gelas	Director	Dec, 2015

Directors or Managers
The directors or managers of the managing entity are listed below along with all positions and offices held at the managing entity and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Name
Thomas Agaraté – Founder/CEO/Director

https://www.linkedin.com/in/thomas-agaraté-68315957/en

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Founder and CEO
SLICK Technologies, Corp.
October 2013 – Present (3 years 4 months) San Francisco Bay Area

Developed GoPro stabilizer, responsible for day to day operations, product development.

Note: company was formally incorporated in 2015, Thomas worked on the project before incorporation.

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

R&D engineer and drone pilot
Thomaero
June 2012 – Present (4 years 8 months) Biarritz

Product development, engineering.

Education
Ecole Supérieure des Technologies Industrielles Avancées
Bachelor of Engineering (B.E.), Mechanical and Electrical Engineer
2012 – 2015

Lycée Frédéric Mistral
Bac + 2, Maths sup - maths spé (PCSI/PSI)
2010 – 2012

Name
Lancelot Gelas – Cofounder/CTO/Director

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Co-Founder - CTO
Slick Technologies
December 2015 – Present (1 year 2 months) Santa Cruz, California

Responsibilities- Development, product, quality assurance

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Mechanical Engineer
GUILD
November 2015 – February 2016 (4 months) Greater Los Angeles Area

Product engineering

Mechanical / Industrial Engineer
Janmar Lighting
July 2015 – December 2015 (6 months) Greater Los Angeles Area

Mechanical efficiencies

Mechanical Design Engineer
Inboard Action Sports
April 2015 – July 2015 (4 months) San Francisco Bay Area

Design and planning

Civil Structural Engineer
VINCI Construction France
May 2013 – July 2013 (3 months) Paris Area, France

Design and planning

Education
University of California, Riverside
Master's degree, Mechanical Engineering
2014 – 2015

ESILV - Ecole Supérieure d'Ingénieurs Léonard de Vinci
Bachelor of Engineering (B.Eng.), Mechanical Engineering
2009 – 2014

Bachelor of Mechanical Engineering Specialized in Numerical Simulation

OFFICERS
The officers of the entity are listed below along with all positions and offices held at the managing entity and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications

Officer	Role/Position	Date Started
Thomas Agaraté	CEO	Since Inception
Lancelot Gelas	CTO	Dec, 2015

Name
Thomas Agaraté - CEO- See above

Name
Lancelot Gelas - CTO- See above

B.	Control/Major Decisions

The table below sets forth who can make the following major decisions with respect to the Company on behalf of the Company:

Decision	Person/Entity
Issuance of additional securities	Board of Directors
Incurrence of indebtedness	Board of Directors
Sale of property, interests or assets of the Company	Board of Directors
Determination of the budget	Board of Directors
Determination of business strategy	Board of Directors
Dissolution of liquidation of the Company	Shareholders

C.	Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney's fees and, in certain circumstances, judgements, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

D.	Employees

The Company currently has 4 employees

V.	CAPITALIZATION AND OWNERSHIP

A.	Capitalization

The Company has issued the following outstanding securities:

Class of Security	Securities or Amount Authorized	Outstanding	Voting Rights	Other Rights	Percentage Assuming Conversion of CROWD SAFEs, Convertible Notes, Etc.
Preferred Stock: (In order of Preference)	-	-	-	-	-
Common Stock	10,000,000	6,000,000	Yes	-	TBD
Debt Securities	-	-	-	-	-
Other:
CROWD SAFE	10,200 Min 102,000 Max	TBD	None	None	TBD

Class of security	Securities reserved for issuance after exercise or conversion	Price
Warrants:	-	-
Options:	-	-
Other Rights:	-	-
Other: CF Shadow Series	TBD	TBD

B.	Debt
The Company has the following debt outstanding:

NONE

C.	Prior Offerings

The Company has conducted the following prior securities offerings in the past three years:

NONE

D.	Valuation

The Valuation Cap ascribed to the Company is $3,000,000

Before making an investment decision, you should carefully consider this valuation and the factors used to reach such valuation. Such valuation may not be accurate and you are encouraged to determine your own independent value of the Company prior to investing.

E.	Ownership
The Company's shareholders consist of its founders and executive officers as well as a number of early investors and service providers. The Company currently has two (2) shareholders who all hold shares of Common Stock.

Below the beneficial owners of 20% percent or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Class of securities (common/preferred)	Amount	Percentage Owned Prior to Offering
Thomas Agaraté	Common	3,900,000	65%
Lancelot Gelas	Common	2,100,000	35%

Upon issuance of Units in the CROWD SAFEs, the actual amount of equity held by the holders of the CROWD SAFEs will vary based upon the amount of the equity investment and the price at which such CROWD SAFEs are converted.

VI.	FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C and attached hereto in addition to the following information.

A.	Operations

We are a pre-revenue company and have not generated revenue outside our IndieGogo campaign.  Our primary expenses consist of the following: General and administrative expenses, sales and marketing, product development, professional fees and compensation. Since we are pre-revenue and have not engaged in any revenue producing activities, we do not believe that our lack of prior earnings will be indicative of future earnings and cash flows. The Company intends to achieve a healthy stream of revenues in the next 12 months by completing the production of its products, engaging in marketing activities and entering into agreements with key resellers for the sale of our products.

The Company currently requires $27,000 a month to sustain operations.

B.	Liquidity and Capital Resources

The proceeds of the offering are necessary to the operations of the Company. The Offering proceeds are essential to our operations. We plan to use the proceeds as set forth above under "use of proceeds", which is an indispensable element of our business strategy. The offering proceeds will be used to execute our business strategy.

The Company will additional financing in excess of the proceeds from the Offering in order to sustain operations for the next 24 months.

The Company does not have any additional sources of capital other than the proceeds from the offering.

Such additional sources of capital are necessary to the operations of the Company.

C.	Capital Expenditures and Other Obligations

The Company has not made any material capital expenditures in the past two years.

The Company intends to make the following material capital expenditures in the future:

NONE

D.	Material Changes and Other Information Trends and Uncertainties

The Company does not currently believe it is subject to any trends or uncertainties.

After reviewing the above discussion of the steps the Company intends to take, potential Purchasers should consider whether achievement of each step within the estimated time frame is realistic in their judgement. Potential Purchasers should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

The financial statements are an important part of this Form C and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit A.

VII.	THE OFFERING AND THE SECURITIES

A.	The Offering

The Company is offering up to 100,000 in CROWD SAFE instruments (the "Securities") for up to $100,000. The Company is attempting to raise a minimum amount of $10,000 in this Offering (the "Minimum Amount"). The Company must receive commitments from investors in an amount totaling the Minimum Amount by 06/30/2017 (the "Offering Deadline") in order to receive any funds. If the sum of the investment commitments does not equal or exceed the Minimum Amount by the Offering Deadline, no Securities will be sold in the Offering, investment commitments will be cancelled and committed funds will be returned to potential investors without interest or deductions. The Company has the right to extend the Offering Deadline at its discretion. The Company will accept investments in excess of the Minimum Amount up to $100,000 (the "Maximum Amount") and the additional securities will be allocated in the discretion of the Company. Current subscribers will be allowed to purchase additional shares up to their investment limitations.  Excess or unpurchased Securities will then be offered to subscribers that have the ability to purchase additional shares.

The price of the Securities does not necessarily bear any relationship to the Company's asset value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Securities. A third-party valuation or appraisal has not been prepared for the business.

In order to purchase the Securities you must make a commitment to purchase by completing the Subscription Agreement. Purchaser funds will be held in escrow with Provident Trust Group, LLC until the Minimum Amount of investments is reached. Purchasers may cancel an investment commitment until 48 hours prior to the Offering Deadline or the Closing, whichever comes first using the cancellation mechanism provided by the Intermediary. The Company will notify Purchasers when the Minimum Amount has been reached. If the Company reaches the Minimum Amount prior to the Offering Deadline, it may close the Offering after five (5) days from reaching the Minimum Amount and providing notice to the Purchasers. If any material change (other than reaching the Minimum Amount) occurs related to the Offering prior to the Offering Deadline, the Company will provide notice to Purchasers and receive reconfirmations from Purchasers who have already made commitments. If a Purchaser does not reconfirm his or her investment commitment after a material change is made to the terms of the Offering, the Purchaser's investment commitment will be cancelled and the committed funds will be returned without interest or deductions. If a Purchaser does not cancel an investment commitment before the Minimum Amount is reached, the funds will be released to the Company upon closing of the Offering and the Purchaser will receive the Securities in exchange for his or her investment. Any Purchaser funds received after the initial closing will be released to the Company upon a subsequent closing and the Purchaser will receive Securities via Digital Registry in exchange for his or her investment as soon as practicable thereafter.

Subscription Agreements are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any subscription. If the Company rejects all or a portion of any subscription, the applicable prospective Purchaser's funds will be returned without interest or deduction.

The Offering is being made through DREAMFUNDED MARKETPLACE, LLC (the "Intermediary"). In exchange for its services, the Intermediary will receive a commission equal to five percent (5%) of the total offering amount and 2% of the Securities being issued in this offering.

Transfer Agent and Registrar

The transfer agent and registrar for the Securities is FundAmerica, LLC.

B.	The Securities

We request that you please review our organizational documents in conjunction with the following summary information.

Authorized Capitalization

At the initial closing of this offering (if the maximum amount is sold), our authorized capital stock will consist of 10,000,000 shares of common stock, of which 6,000,000 shares of common are issued and outstanding.

Not Currently Equity Interests
The Securities are not currently equity interests in the Company and can be thought of as the right to receive equity at some point in the future upon the occurrence of certain events.

Dividends.
The Securities do not entitle the Purchasers to any dividends.

Conversion

Upon each future equity financing of greater than $1,000,000.00 (an "Equity Financing"), the Securities are convertible at the option of the Company, into securities, which are securities identical to those issued in such future Equity Financing except 1) they do not have the right to vote on any matters except as required by law, 2) they must vote in accordance with the majority of the investors in such future Equity Financing with respect to any such required vote and 3) they are not entitled to any inspection or information rights (other than those contemplated by Regulation CF). The Company has no obligation to convert the Securities in any future financing.

Conversion Upon the First Equity Financing

If the Company elects to convert the Securities upon the first Equity Financing following the issuance of the Securities, the Purchaser will receive the number of securities equal to the quotient obtained by dividing (a) the amount the Purchaser paid for the Securities (the "Purchase Amount") by (b) the lowest price per share of the securities sold in such Equity Financing multiplied by 80.00%.

The price determined in (b) immediately above shall be deemed the "First Financing Price" and may be used to establish the conversion price of the Securities at a later date, even if the Company does not choose to convert the Securities upon the first Equity Financing following the issuance of the Securities.

Conversion After the First Equity Financing

If the Company elects to convert the Securities upon an Equity Financing after the first Equity Financing following the issuance of the Securities, the Purchaser will receive the number of securities equal to the quotient obtained by dividing (a) the Purchase Amount by (b) the First Financing Price.

Conversion Upon a Liquidity Event Prior to an Equity Financing

In the case of an initial public offering of the Company ("IPO") or Change of Control (see below) (either of these events, a "Liquidity Event") of the Company prior to any Equity Financing, the Purchaser will receive, at the option of the Purchaser, either (i) a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) a number of shares of common stock of the Company equal to the Purchase Amount divided by the product of (a) 80.00% multiplied by (b) the quotient resulting from dividing (x) the Company's current valuation immediately prior to the Liquidity Event by (y) the number, as of immediately prior to the Liquidity Event, of shares of the Company's capital stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of common stock reserved and available for future grant under any equity incentive or similar plan; (ii) any Simple Agreements for Future Equity, including the Securities (collectively, "CROWD SAFEs"), and (iii) convertible promissory notes. In connection with a cash payment described in the preceding paragraph, the Purchase Amount will be due and payable by the Company to the Purchaser immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Purchasers and holders of other CROWD SAFEs (collectively, the "Cash-Out Investors") in full, then all of the Company's available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts. "Change of Control" as used above and throughout this section, means (i) a transaction or transactions in which any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities entitled to elect the Company's board of directors, (ii) any reorganization, merger or consolidation of the Company, in which the outstanding voting security holders of the Company fail to retain at least a majority of such voting securities following such transaction(s) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

Conversion Upon a Liquidity Event Following an Equity Financing

 In the case of a Liquidity Event following any Equity Financing, the Purchaser will receive, at the option of the Purchaser, either (i) a cash payment equal to the Purchase Amount (as described above) or (ii) a number of shares of the most recently issued preferred stock equal to the Purchase Amount divided by the First Financing Price. Shares of preferred stock granted in connection therewith shall have the same liquidation rights and preferences as the shares of preferred stock issued in connection with the Company's most recent Equity Financing.

Dissolution

If there is a Dissolution Event (see below) before the Securities terminate, the Company will distribute, subject to the preferences applicable to any series of preferred stock then outstanding, all of its assets legally available for distribution with equal priority among the Purchasers, all holders of other CROWD SAFEs (on an as converted basis based on a valuation of common stock as determined in good faith by the Company's board of directors at the time of the Dissolution Event) and all holders of common stock. A "Dissolution Event" means (i) a voluntary termination of operations by the Company, (ii) a general assignment for the benefit of the Company's creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary. Termination The Securities terminate upon (without relieving the Company of any obligations arising from a prior breach of or non-compliance with the Securities) upon the earlier to occur: (i) the issuance of shares to the Purchaser pursuant to the conversion provisions or (ii) the payment, or setting aside for payment, of amounts due to the Purchaser pursuant to a Liquidity Event or a Dissolution Event.

Voting and Other Rights

Holders of basic common shares have one vote per share and may vote to elect the board of directors and on matters of corporate policy. Although shareholders have a vote, given the concentration of ownership by the founders and management, your vote will not, in all likelihood, have a meaningful impact on corporate matters. Common shareholders are entitled to receive dividends at the election of the board and are subordinated to creditors with respect to rights to distributions in a liquidation scenario. In the event of liquidation, common shareholders have rights to a company's assets only after creditors (including noteholders, if any) and preferred shareholders and have been paid in full in accordance with the terms of their instruments.

Dividend Rights

Holders of the Common Stock in any dividend declared by our board of directors, if any, subject to the rights of the holders of any outstanding preferred stock.

The Company has not issued dividends in the past. The Company does not intend to issue dividends in the future.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Common Stock would be entitled to the Company's assets that are legally available for distribution to shareholders after payment of liabilities. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of common stock.

Other Rights
Other than as set forth in any shareholder's agreements and as described elsewhere herein, the Company's shareholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common shareholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares sold in the Offering will be, when sold, validly issued, fully paid and non-assessable.

C.	Voting and Control

The following table sets forth who has the authority to make the certain Company appointments:

Appointment of the Managers or Board of Directors of the Company	Shareholders
Appointment of the Officers of the Company	Board of Directors

The Company does not have any voting agreements in place.

The Company does not have any shareholder/equity holder agreements in place.

D.	Anti-Dilution Rights

The Securities do not have anti-dilution rights.

E.	Restrictions on Transfer

The Securities being offered may not be transferred by any Purchaser of such Securities during the one-year holding period beginning when the Securities were issued, unless such securities were transferred: 1) to the Company, 2) to an accredited investor, as defined by Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, 3) as part of an offering registered with the SEC or 4) to a member of the family of the Purchaser or the equivalent, to a trust controlled by the Purchaser, to a trust created for the benefit of a family member of the Purchaser or the equivalent, or in connection with the death or divorce of the Purchaser or other similar circumstances. "Member of the family" as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

F.	Other Material Terms

The Company does not have the right to repurchase the Common Stock.

VIII.	TAX MATTERS

EACH PROSPECTIVE PURCHASER SHOULD CONSULT WITH HIS OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE PURCHASER OF THE PURCHASE, OWNERSHIP AND SALE OF THE PURCHASER'S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO INSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential purchasers who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence.
Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to UNITED STATES withholding tax.

EACH POTENTIAL PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

IX.	TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

A.	Related Person Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Company's outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

The Company has conducted the following transactions with related persons:
•	NONE
B.	Conflicts of Interest

The Company has engaged in the following transactions or relationships which may give rise to a conflict of interest with the Company, its operations and its security holders.

NONE
X.	OTHER INFORMATION

A.	Bad Actor Disclosure

None

SIGNATURE
The financial statements of SLICK TECHNOLOGIES, CORP. included in this Form are true and complete in all material respects.

(Signature)

(Issuer)

(Title)

(Date)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

(Signature)

(Issuer)

(Title)

(Date)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

(Signature)

(Issuer)

(Title)

(Date)

EXHIBITS

Exhibit A FINANCIALS

Exhibit B PITCH DECK

Exhibit A

SLICK TECHNOLOGIES, CORP.

FINANCIAL STATEMENT
(UNAUDITED)

AS OF
December 31, 2016

SLICK TECHNOLOGIES, CORP.
Index to Financial Statement
(unaudited)

Pages

Balance Sheet as of December 31, 2016	1

Notes to the Balance Sheet	2

Slick Technologies, Corp.
Balance Sheet
As of December 31, 2016

	Jan 2016	Feb 2016	Mar 2016	Apr 2016	May 2016	Jun 2016	Jul 2016	Aug 2016	Sep 2016	Oct 2016	Nov 2016	Dec 2016	
ASSETS													
Current Assets													
Bank Accounts													
1010 Checkingxxx5165	235,037.31	127,196.54	105,162.96	81,016.30	62,423.97	46,489.33	34,725.46	14,632.50	12,279.70	7,582.15	7,892.03	29,216.89	$ 29,216.89
1020 Savings xxxxx2688		156,000.00	156,000.00	156,000.00	156,000.00	156,000.00	156,000.00	156,000.00	136,000.00	121,000.00	103,026.00	38,026.00	$ 38,026.00
1030 PayPal	56,019.93	34,869.58	12,333.53	16,036.95	4,603.71	324.62	12,535.59	10,924.38	11,908.40	13,148.43	16,721.96	29,989.64	$ 29,989.64
1050 Stripe Bank	7,182.91	8,547.62	11,740.63	10,164.15	10,594.91	12,951.64	3,497.21	-201.68	-0.01	-0.01	-0.01	0.00	
Total Bank Accounts	$ 298,240.15	$ 326,613.74	$ 285,237.12	$ 263,217.40	$ 233,622.59	$ 215,765.59	$ 206,758.26	$ 181,355.20	$ 160,188.09	$ 141,730.57	$ 127,639.98	$ 97,232.53	
Other Current Assets													
1310 Prepaid Expenses	2,083.34	3,850.01	3,641.68	3,886.77	3,448.03	2,996.19	2,544.35	1,974.64	1,535.90	1,097.16	658.34	35,897.93	$ 35,898.08
1320 Short Term Advances	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
1330 Other receivable	60.00	60.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
Total Other Current Assets	$ 2,143.34	$ 3,910.01	$ 3,641.68	$ 3,886.77	$ 3,448.03	$ 2,996.19	$ 2,544.35	$ 1,974.64	$ 1,535.90	$ 1,097.16	$ 658.34	$ 35,897.93	
Total Current Assets	$ 300,383.49	$ 330,523.75	$ 288,878.80	$ 267,104.17	$ 237,070.62	$ 218,761.78	$ 209,302.61	$ 183,329.84	$ 161,723.99	$ 142,827.73	$ 128,298.32	$ 133,130.46	
Fixed Assets													
1400 Property Plant & Equipment		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
1410 PPE – Computer Equipment	2,504.16	2,504.16	4,570.16	7,367.57	7,367.57	7,367.57	7,367.57	7,367.57	7,367.57	11,662.68	11,662.68	12,769.76	
Total 1400 Property Plant & Equipment	$ 2,504.16	$ 2,504.16	$ 4,570.16	$ 7,367.57	$ 7,367.57	$ 7,367.57	$ 7,367.57	$ 7,367.57	$ 7,367.57	$ 11,662.68	$ 11,662.68	$ 12,769.76	
Amortization		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
1510 Accum Dep- Computer Equipment	-347.80	-417.36	-486.92	-634.18	-781.44	-928.70	-1,305.52	-1,510.17	-1,714.85	-2,038.84	-2,362.83	-2,717.59	
Amortization	-$ 347.80	-$ 417.36	-$ 486.92	-$ 634.18	-$ 781.44	-$ 928.70	-$ 1,305.52	-$ 1,510.17	-$ 1,714.85	-$ 2,038.84	-$ 2,362.83	-$ 2,717.59	
Total Fixed Assets	$ 2,156.36	$ 2,086.80	$ 4,083.24	$ 6,733.39	$ 6,586.13	$ 6,438.87	$ 6,062.05	$ 5,857.40	$ 5,652.72	$ 9,623.84	$ 9,299.85	$ 10,052.17	$ 10,052.14
TOTAL ASSETS	$ 302,539.85	$ 332,610.55	$ 292,962.04	$ 273,837.56	$ 243,656.75	$ 225,200.65	$ 215,364.66	$ 189,187.24	$ 167,376.71	$ 152,451.57	$ 137,598.17	$ 143,182.63	
LIABILITIES AND EQUITY													
Liabilities													
Current Liabilities													
Accounts Payable													
2100 Payables		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
2110 Accounts Payable	3,949.11	8,574.18	1,131.02	2,540.29	4,479.18	3,955.32	3,810.19	5,569.72	4,604.42	4,871.33	4,871.33	5,161.33	$ 5,161.33
Total 2100 Payables	$ 3,949.11	$ 8,574.18	$ 1,131.02	$ 2,540.29	$ 4,479.18	$ 3,955.32	$ 3,810.19	$ 5,569.72	$ 4,604.42	$ 4,871.33	$ 4,871.33	$ 5,161.33	
Total Accounts Payable	$ 3,949.11	$ 8,574.18	$ 1,131.02	$ 2,540.29	$ 4,479.18	$ 3,955.32	$ 3,810.19	$ 5,569.72	$ 4,604.42	$ 4,871.33	$ 4,871.33	$ 5,161.33	
Other Current Liabilities													
2200 Accrued Expenses		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
2210 Accrued Expenses	18,000.00	6,000.00	6,000.00	0.00	1,000.00	1,000.00	0.00	0.00	500.00	0.00	0.00	0.00	
Total 2200 Accrued Expenses	$ 18,000.00	$ 6,000.00	$ 6,000.00	$ 0.00	$ 1,000.00	$ 1,000.00	$ 0.00	$ 0.00	$ 500.00	$ 0.00	$ 0.00	$ 0.00	
2300 Payroll Tax Payable		0.00	0.00	-602.81	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
2310 Salaries Payable		0.00	0.00	0.00	0.00	0.00	0.00	1,140.13	0.00	0.00	0.00	0.00	
2350 Benefits Payable		0.00	0.00	0.00	-255.24	-10.04	1,579.54	2,125.11	-479.78	-417.76	-427.80	0.00	
2400 Revenue		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
2410 Deferred revenue	364,914.16	403,104.04	423,701.50	438,661.10	453,683.11	465,989.64	483,183.08	484,863.30	488,990.61	493,461.13	503,081.26	532,971.65	$ 532,971.65
Total 2400 Revenue	$ 364,914.16	$ 403,104.04	$ 423,701.50	$ 438,661.10	$ 453,683.11	$ 465,989.64	$ 483,183.08	$ 484,863.30	$ 488,990.61	$ 493,461.13	$ 503,081.26	$ 532,971.65	
Total Other Current Liabilities	$ 382,914.16	$ 409,104.04	$ 429,701.50	$ 438,058.29	$ 454,427.87	$ 466,979.60	$ 484,762.62	$ 488,128.54	$ 489,010.83	$ 493,043.37	$ 502,653.46	$ 532,971.65	
Total Current Liabilities	$ 386,863.27	$ 417,678.22	$ 430,832.52	$ 440,598.58	$ 458,907.05	$ 470,934.92	$ 488,572.81	$ 493,698.26	$ 493,615.25	$ 497,914.70	$ 507,524.79	$ 538,132.98	
Long-Term Liabilities													
2700 Long Term Liabilities		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
2710 Long term loans	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	46,000.00	46,000.00	46,000.00	47,000.00	47,000.00	47,000.00	$ 47,000.00
2720 Accrued Interest		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	666.67	$ 666.67
Total 2700 Long Term Liabilities	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 46,000.00	$ 46,000.00	$ 46,000.00	$ 47,000.00	$ 47,000.00	$ 47,666.67	
Total Long-Term Liabilities	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 45,000.00	$ 46,000.00	$ 46,000.00	$ 46,000.00	$ 47,000.00	$ 47,000.00	$ 47,666.67	
Total Liabilities	$ 431,863.27	$ 462,678.22	$ 475,832.52	$ 485,598.58	$ 503,907.05	$ 515,934.92	$ 534,572.81	$ 539,698.26	$ 539,615.25	$ 544,914.70	$ 554,524.79	$ 585,799.65	
Equity													
2500 Common Stock		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	
2510 Thomas Agarate	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	
2520 Lancelot Gelas	21.00	21.00	21.00	21.00	21.00	21.00	21.00	21.00	21.00	21.00	21.00	21.00	
Total 2500 Common Stock	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00	
Retained Earnings	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	-111,721.07	
Net Income	-17,662.35	-18,406.60	-71,209.41	-100,099.95	-148,589.23	-179,073.20	-207,547.08	-238,849.95	-260,577.47	-280,802.06	-305,265.55	-330,955.95	
Total Equity	-$ 129,323.42	-$ 130,067.67	-$ 182,870.48	-$ 211,761.02	-$ 260,250.30	-$ 290,734.27	-$ 319,208.15	-$ 350,511.02	-$ 372,238.54	-$ 392,463.13	-$ 416,926.62	-$ 442,617.02	
TOTAL LIABILITIES AND EQUITY	$ 302,539.85	$ 332,610.55	$ 292,962.04	$ 273,837.56	$ 243,656.75	$ 225,200.65	$ 215,364.66	$ 189,187.24	$ 167,376.71	$ 152,451.57	$ 137,598.17	$ 143,182.63

Slick Technologies, Corp.
Profit and Loss
January - December 2016

	Jan 2016	Feb 2016	Mar 2016	Apr 2016	May 2016	Jun 2016	Jul 2016	Aug 2016	Sep 2016	Oct 2016	Nov 2016	Dec 2016	Total
Income													
Total Income													**$ 0.00**
Gross Profit	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**
Expenses													
50000 R&D Expenses													0.00
50001 R&D Consulting fees			30,561.25		316.40	174.00			785.00				31,836.65
50002 R&D Cost	90.32		296.24	144.86	6,121.15	1,388.04	1,624.29	2,459.25	1,605.18	1,790.41	1,433.97	188.99	17,142.70
Total 50000 R&D Expenses	**$ 90.32**	**$ 0.00**	**$ 30,857.49**	**$ 144.86**	**$ 6,437.55**	**$ 1,562.04**	**$ 1,624.29**	**$ 2,459.25**	**$ 2,390.18**	**$ 1,790.41**	**$ 1,433.97**	**$ 188.99**	**$ 48,979.35**
60000 Expenses - G&A													0.00
60001 G&A Employee Benefits						183.84	1,212.00	915.48	625.40	625.40	625.40	1,670.73	5,858.25
60002 G&A Payroll taxes			1,002.17	1,685.37	1,623.92	987.76	1,155.15	1,211.36	892.14	882.56	887.36	887.37	11,215.16
60003 G&A Salaries			8,529.23	14,614.23	15,580.77	11,850.00	15,110.64	14,789.10	10,709.87	11,850.00	11,850.00	11,850.00	126,733.84
60006 G&A Payroll Fees						71.00	71.00	77.00	71.00	59.00	63.00	63.00	475.00
60007 G&A - Office Expenses	1,849.49	801.85	2,585.62	2,371.02	1,861.26	653.31	482.17	6.24	348.42	120.40	351.20	606.45	12,037.43
60008 G&A - Legal & Consulting services													0.00
60008.01 Consulting Fee	8,000.00	-4,970.00	2,000.00	-976.00				0.00				1,000.00	5,054.00
60008.03 Immigration Services	208.33	208.33	208.33	208.33	5,768.33	208.33	208.33	208.33	208.33	208.33	208.41		7,851.71
60008.04 Legal and professional fees	1,800.00	250.00	2,090.00	1,386.50	3,625.00	7,500.00	1,500.00	1,533.50	1,000.00				20,685.00
Total 60008 G&A - Legal & Consulting services	**$ 10,008.33**	**-$ 4,511.67**	**$ 4,298.33**	**$ 618.83**	**$ 9,393.33**	**$ 7,708.33**	**$ 1,708.33**	**$ 1,741.83**	**$ 1,208.33**	**$ 208.33**	**$ 208.41**	**$ 1,000.00**	**$ 33,590.71**
60009 G&A - Insurance				867.62	696.23	52.24	48.07	52.62	53.35	45.90	38.71	49.94	1,904.68
60010 Dues & Subscriptions	118.33	40.00	49.99	40.00	751.70	148.90	158.89	184.08	199.29	525.50	266.52	290.69	2,773.89
60011 G&A - Postage & Delivery		5.97	2.96		42.86						17.30		69.09
60012 G&A - Rent	2,803.00		1,600.00	800.00	800.00	800.00	800.00	400.00	800.00	800.00	800.00	800.00	11,203.00
60014 Taxes and Licences		650.00	825.00										1,475.00
60015 Accounting Charges	407.97	965.00	375.00	375.00	375.00	574.50	375.00	4,425.00	460.00	265.00	250.00	250.00	9,097.47
60017 Printing and office supplies			17.13	200.00	324.96			108.86	106.29	54.36	45.58		857.18
60019 Bank Charges	12.00	24.00	12.00	65.99	87.72	54.00					37.00	8.53	301.24
60020 PayPal Fees	1,319.04	1,444.37	586.35	245.99	194.83		444.45	138.17	206.97	166.96	210.91	551.63	5,509.67
60021 Stripe Fees	333.01	218.16	312.47	288.43	293.15	361.28	98.04	-34.75	-104.82	-7.81	-18.35	-7.82	1,730.99
60022 Telecommunication											22.73		22.73
60023 Interest Expense												666.67	666.67
Total 60000 Expenses - G&A	**$ 16,851.17**	**-$ 362.32**	**$ 20,196.25**	**$ 22,172.48**	**$ 32,025.73**	**$ 23,445.16**	**$ 21,663.74**	**$ 24,014.99**	**$ 15,576.24**	**$ 15,595.60**	**$ 15,655.77**	**$ 18,687.19**	**$ 225,522.00**
70000 Expense - Sales													0.00
70004 Sales - Employee Recruitment				493.75	164.58	164.58	164.58	164.58	164.58	164.58	164.58	164.58	1,810.39
Total 70000 Expense - Sales	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 493.75**	**$ 164.58**	**$ 164.58**	**$ 164.58**	**$ 164.58**	**$ 164.58**	**$ 164.58**	**$ 164.58**	**$ 164.58**	**$ 1,810.39**
80000 Expenses - Marketing													0.00
80004 Software Licencing		100.00	100.00	100.00	119.98				40.00	-40.00			419.98
80005 Marketing Expenses		322.99	317.39	188.05	2,074.00	150.00	1,033.24	-89.00		14.95	86.31	14.95	4,112.88
80006 Marketing - Travel & Meal													0.00
80006.01 Lodging	532.90						203.00	58.00			83.82		877.72
80006.02 Meals	21.13			260.67	85.27	75.31	123.47	311.94	70.46	43.53	64.16	3.42	1,059.36
80006.03 Travel	44.89			60.09	47.07	344.53	33.11	384.96	166.46	88.16	1,210.02	779.60	3,158.89
80006.04 Airfare				279.33		1,192.96	742.40				1,589.40	452.20	4,256.29
80006.05 Parking Expenses					43.00	31.50	9.25	24.00	45.50			1.80	155.05
80006.06 Transportation												38.60	38.60
Total 80006 Marketing - Travel & Meal	**$ 598.92**	**$ 0.00**	**$ 0.00**	**$ 600.09**	**$ 175.34**	**$ 1,644.30**	**$ 1,111.23**	**$ 778.90**	**$ 282.42**	**$ 131.69**	**$ 2,947.40**	**$ 1,275.62**	**$ 9,545.91**
80007 Marketing - IT													0.00
80007.01 Internet charges		195.00	191.63		141.64	70.82		70.82	70.82	70.82	70.82	188.38	1,070.75
Total 80007 Marketing - IT	**$ 0.00**	**$ 195.00**	**$ 191.63**	**$ 0.00**	**$ 141.64**	**$ 70.82**	**$ 0.00**	**$ 70.82**	**$ 70.82**	**$ 70.82**	**$ 70.82**	**$ 188.38**	**$ 1,070.75**
80008 Marketing -Consulting													0.00
80008.02 Contractor Fees					3,350.00								3,350.00
Total 80008 Marketing -Consulting	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 3,350.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 0.00**	**$ 3,350.00**
Expenses		180.00	657.00	250.61	211.67	3,152.04	1,273.71	786.45	2,685.56	2,143.93	1,794.76	2,585.81	15,721.54
80010 Marketing - Programs and Events		59.02	139.14			32.64	11.24	99.00	110.24		47.09		498.37
80011 Tools	52.38	180.00	274.35	4,793.44	3,323.93	31.33	671.30	2,702.40	202.80	13.62	1,274.00		13,519.55
80012 Website Design					317.60	83.80	543.73	110.83					1,055.96
Total 80000 Expenses - Marketing	**$ 651.30**	**$ 1,037.01**	**$ 1,679.51**	**$ 5,932.19**	**$ 9,714.16**	**$ 5,164.93**	**$ 4,644.45**	**$ 4,459.40**	**$ 3,391.84**	**$ 2,335.01**	**$ 6,220.38**	**$ 4,064.76**	**$ 49,294.94**
99999 Uncategorized Expenses											664.80	2,230.12	2,894.92
Total Expenses	**$ 17,592.79**	**$ 674.69**	**$ 52,733.25**	**$ 28,743.28**	**$ 48,342.02**	**$ 30,336.71**	**$ 28,097.06**	**$ 31,098.22**	**$ 21,522.84**	**$ 19,885.60**	**$ 24,139.50**	**$ 25,335.64**	**$ 328,501.60**
Net Operating Income	**-$ 17,592.79**	**-$ 674.69**	**-$ 52,733.25**	**-$ 28,743.28**	**-$ 48,342.02**	**-$ 30,336.71**	**-$ 28,097.06**	**-$ 31,098.22**	**-$ 21,522.84**	**-$ 19,885.60**	**-$ 24,139.50**	**-$ 25,335.64**	**-$ 328,501.60**
Other Expenses													
90000 Other Expenses													0.00
90300 Other Miscellaneous Expense										15.00			15.00
90400 Depreciation expense	69.56	69.56	69.56	147.26	147.26	147.26	376.82	204.65	204.68	323.99	323.99	354.76	2,439.35
Total 90000 Other Expenses	**$ 69.56**	**$ 69.56**	**$ 69.56**	**$ 147.26**	**$ 147.26**	**$ 147.26**	**$ 376.82**	**$ 204.65**	**$ 204.68**	**$ 338.99**	**$ 323.99**	**$ 354.76**	**$ 2,454.35**
Total Other Expenses	**$ 69.56**	**$ 69.56**	**$ 69.56**	**$ 147.26**	**$ 147.26**	**$ 147.26**	**$ 376.82**	**$ 204.65**	**$ 204.68**	**$ 338.99**	**$ 323.99**	**$ 354.76**	**$ 2,454.35**
Net Other Income	**-$ 69.56**	**-$ 69.56**	**-$ 69.56**	**-$ 147.26**	**-$ 147.26**	**-$ 147.26**	**-$ 376.82**	**-$ 204.65**	**-$ 204.68**	**-$ 338.99**	**-$ 323.99**	**-$ 354.76**	**-$ 2,454.35**
Net Income	**-$ 17,662.35**	**-$ 744.25**	**-$ 52,802.81**	**-$ 28,890.54**	**-$ 48,489.28**	**-$ 30,483.97**	**-$ 28,473.88**	**-$ 31,302.87**	**-$ 21,727.52**	**-$ 20,224.59**	**-$ 24,463.49**	**-$ 25,690.40**	**-$ 330,955.95**

NOTE 1 – NATURE OF OPERATIONS

SLICK TECHNOLOGIES, CORP. was formed on 8/31/2015 ("Inception") in the State of Delaware.   The balance sheet of SLICK TECHNOLOGIES, CORP. (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Company's headquarters are located in Delaware.

Going Concern and Management's Plans
We have only recently formed the Company and have no operating history. These above matters raise substantial doubt about the Company's ability to continue as a going concern.  During the next twelve months, the Company intends to fund its operations with funding from our Regulation Crowdfunding campaign, cash flows from operations, member contributions and loans, and/or debt and financing (through a private offering).  There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. The balance sheet does not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP").

Use of Estimates
The preparation of balance sheet in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.
Level 3	- Unobservable inputs which are supported by little or no market activity.

2

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016. Fair values were assumed to approximate carrying values because of their short term in nature or they are payable on demand.

Risks and Uncertainties
The Company has a limited operating history and has not generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition, changes in consumer taste, or changes in local governmental policy. These adverse conditions could affect the Company's financial condition and the results of its operations.

Cash and Cash Equivalents
For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life. Leasehold improvements are depreciated over shorter of the useful life or lease life. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived assets
The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition
The Company will recognize revenues ecommerce transactions when (a) pervasive evidence that an agreement exists, (b) the product or service has been delivered, (c) the prices are fixed and determinable and not subject to refund or adjustment, and (d) collection of the amounts due are reasonably assured.

Income Taxes
The Company is taxed as a Corporation ("Corporation"). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income. The Company will pay state income taxes at reduced rates.  The Company has not yet filed a tax return and therefore is not yet subject to tax examination by the Internal Revenue Service or state regulatory agencies.

Concentration of Credit Risk
The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy.  The Federal Deposit Insurance Corporation insures balances up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.
3

Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2018. We are currently evaluating the effect that the updated standard will have on our balance sheet and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those annual years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our balance sheet and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – COMMITMENTS AND CONTINGENCIES
The Company is not currently involved with, and does not know of any pending or threatening litigation against the Company or its member.
NOTE 4 –EQUITY

Corporation Units

NOTE 5 – SUBSEQUENT EVENTS

New contracts, monies raised.

The Company has evaluated subsequent events that occurred after inception through December 31, 2016 There have been no other events or transactions during this time that would have a material effect on the balance sheet.

4

Exhibit B

THE OPPORTUNITY: STABILIZE THE WORLD

SLiCK

Past

ACHIEVED

Segment : GoPro owners ($9B)

2K+ units pre-sold

Projection: 200K units = $60M

2016

BtoC

Segment: 360 camera owners (VR)

$150B market in 2020

2017

BtoB

STABILIZE THE WORLD

Future

FIRST PRODUCT: When Stabilizers become Wearable

SLiCK

- 3 axes motorized stabilizer
- Durable & Waterproof
- Compatible with all GoPro
- Swappable battery
- Micro-usb rechargeable

- No edit - video is instantly and ready to share!

SLiCK
SLiCK

Powerful motors
Water proof
2 hours of
smooth riding
No tools

TRACTION

SLICK

2100+ PRE-ORDERS

Endorsement from
TOP1 athletes

Strong distribution
plan (US & EU)

$500K+ revenue

+

120 pre-orders / month
- $40K / months -

=

LOW
RISK

WE KNOW HOW TO MARKET

SLICK

Thomas is well connected to TOP1 Athletes. Each of them will spread socials network for the launch. It's millions of direct potential customers reached in one click.

Our customers

Men - 24/45y old - Living in coastal or mountain

Aurélien Fontenoy
World Triple Trial Champion

"Onboard Enduro & Trial videos are so shaky that the Slick is the dream tool to capture steady shots."

Anaïs Caradeux
World Vice Halfpipe Champion

"Always trying to capture innovative shots in the Pipe, Slick will become for sure my favorite GoPro accessory."

Jean-Baptiste Chandelier
Adidas Paraglider Pilot

"Slick is the ultimate accessory awaited by all of us. Now comes the end of vomiting while watching extreme sport videos!"

Xavier de Le Rue
Snowboard World Champion

"Slick is really the perfect solution, it's light, durable, completely waterproof. This is something I've been dreaming of over the last decade."

Alexandre Mateos
Paramotor World Champion

"Slick will be my essential accessory for extreme videos, for all my flights, in any situation."

MARGINS ARE FANTASTIC

RETAIL PRICE
$299
RESALE
GROSS MARGIN
COGS
$195
$84
96
$99
$84
140
$55
$84
Direct
Wholesale
Distributor

*Slick will see 15% - 20% COGS reduction with increase in production for year #2

GO TO MARKET

SLiCK

NOW	FEB 2017	MAI 2017
Pre-sales on www.slick.video Current sales: $10K/month	Sales on Amazon Launchpad (US) and JD (China) to collect datas and reviews	BestBuy is interested as of 1) Test in 600 stores 2) Then 1,037 stores

USER EXPERIENCE IS EVERYTHING

	LUUV	GOPRO	REMOVU	FEIYU	LANPARTE	SLICK
WATERPROOF						●
MOTORIZED	●	●	●	●	●	●
LIGHT WEIGHT			●	●	●	●
COMPACT				●		●
COMPATIBLE WITH ALL GOPRO	●		●		●	●
MODE OPTIONS		●		●	●	●
DURABLE		●	●		●	●
AESTHETICALLY PLEASING						●
USER EXPERIENCE						●

MEET THE CO-FOUNDERS

SLICK

Thomas Agaraté
Founder and CEO
Drone and gimbal expert

He is the official Xgames' drone pilot. A true drone pioneer, he designed his first drone at 19 and he used his engineering background to build several stabilizer prototypes that earned him prizes at SXSW and at the French leading engineering school, Polytechnique.

Mechanical Engineer specializing in computational mechanics and modeling who graduated with a Bachelor of Mechanical Engineering degree. Working experience included large national companies like Vinci Construction and small startups like Inboard. Lancelot is a devotee of Extreme sports.

Lancelot Gelas
Co-Founder and CTO
Hardware Engineer
Supervise R&D

INVESTMENT

SLICK

SEED ROUND : $1M

WHAT YOU BUY

Successful crowdfunding (600% funded)

$500K+ of pre-sales

2,100+ units pre-sold

Distribution plan in US & EU

Strong BtoC & BtoB strategy

WHAT YOU INVEST FOR

Setting up the scalable manufacturing line

Launching SLICK in US & EU & CHINA

GENERAL
TOOLING
ERP SYSTEM
PATENT FILINGS
CERTIFICATIONS
SALARIES
WORKING CAPITAL
MARKETING
MANUFACTURING

*Capital Expenses allow Slick to produce 200k units ($59M in revenue)

THEY TALK ABOUT US

"Using a series of motion sensors and motors, this lightweight stabilizer attaches to any existing GoPro's waterproof mount or accessory… It has a "follow me" function that allows it to remotely lock onto a subject's smartphone using GPS tracking."

- Redbull, US

Robert Scoble

Watch our 2mn video comparison: GoPro & GoPro+SLICK

https://www.youtube.com/watch?v=rANf5XTqXCs

Email : thomas@slick.video
Phone : +1 (415) 465 2273
Website : www.slick.video